SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2014

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, the Company announced that Terry L. Stevens, 66, will retire as Senior Vice President and Chief Financial Officer at the end of September 2014. Mr. Stevens finishes his professional career after serving as the Company’s Chief Financial Officer for nearly 11 years.

The Company also announced that Mark F. Mulhern, 54, will become Senior Vice President and Chief Financial Officer in sync with Mr. Stevens’ retirement. Mr. Mulhern has been a director of the Company since January 2012. Mr. Mulhern is currently executive vice president and chief financial officer of Exco Resources, Inc. (NYSE:XCO), an oil and gas exploration and production company based in Dallas, TX. Mr. Mulhern joined Exco in April 2013. Mr. Mulhern served as senior vice president and chief financial officer of Progress Energy, Inc. (NYSE:PGN) from September 2008 until its merger with Duke Energy Corporation (NYSE:DUK) in July 2012. Mr. Mulhern joined Progress Energy in 1996 as vice president and controller and served in a number of roles at Progress Energy, including vice president of strategic planning, senior vice president of finance and president of Progress Ventures, the non-regulated business subsidiary of Progress Energy that divested substantially all of its $4 billion of assets between 2006-2007. Mr. Mulhern previously served as chief financial officer at Hydra Co Enterprises, the independent power subsidiary of Niagara Mohawk. He also spent eight years at Price Waterhouse, serving a wide variety of manufacturing and service businesses. Mr. Mulhern is a certified public accountant, a certified management accountant and a certified internal auditor. He is a graduate of St. Bonaventure University.

Mr. Mulhern will step down from the Company’s Board of Directors prior to joining the Company. The Board of Directors will be reduced from eight to seven and Charles A. Anderson, one of the Company’s independent directors, will replace Mr. Mulhern as a member of the audit committee.

Mr. Stevens is eligible to receive benefits under our retirement plan. Upon his retirement, Mr. Stevens will be eligible to receive a cash payment equal to any unpaid portion of amounts earned under our 2014 annual non-equity incentive program, his unvested stock options and time-based restricted stock will be non-forfeitable and vest according to the terms of their original grants and he will be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants. For employees who have met the age and service eligibility requirements under our retirement plan, including Mr. Stevens, 100% of their annual grants were expensed at the grant date as if fully vested.

Mr. Mulhern’s compensation arrangement will be substantially similar to what the Company provides to its current Chief Financial Officer. Information about the compensation of the Company’s Chief Financial Officer is incorporated herein by reference to the Company’s Proxy Statement filed in connection with its annual meeting of stockholders held on May 30, 2014. Mr. Mulhern will receive an initial grant of stock options, time-based restricted stock and total return-based restricted stock in amounts determined at the time of joining the Company. We will enter into a change in control agreement with Mr. Mulhern on terms substantially similar to the change in control agreements we have in effect with our other executive officers, including the current Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: August 11, 2014